UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2026

VIRGINIA NATIONAL BANKSHARES CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Virginia	001-40305	46-2331578
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

404 People Place
Charlottesville, Virginia		22911
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (434) 817-8621

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	VABK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 11, 2026, Virginia National Bankshares Corporation (the “Company”) and Cathy W. Liles, Executive Vice President and Chief Financial Officer of the Company and the Company’s bank subsidiary, Virginia National Bank (the “Bank”), entered into a management continuity agreement (a “Management Continuity Agreement”). Under the terms of the Management Continuity Agreement, in event of a “change in control” (as defined in the agreement) of the Company, the Company or its successor is required to continue to employ Ms. Liles for a period of two years following the date of the change in control with commensurate authority, responsibilities, compensation and benefits for that period. If, within six months prior to a change in control of the Company or during the above-described employment period, Ms. Liles’s employment terminates without “cause” or for “good reason” (each as defined in the agreement), she is entitled to receive (i) a lump sum cash payment equal to two times the sum of (A) her annual base salary in effect at termination, plus (B) the average annual bonus paid or payable to her for the two most recently completed years, plus (C) any amounts contributed by Ms. Liles during the most recently completed year pursuant to a salary reduction agreement or any other program that provides for pre-tax salary reductions or compensation deferrals; (ii) continuation of employee welfare benefits for up to 18 months following the date of termination; and (iii) a lump sum cash payment equal to the Company’s contributions to Ms. Liles’s account in the Company’s sponsored 401(k) plan for the two-year period prior to termination of employment. The severance benefits will be reduced to the extent necessary to avoid the imposition of the golden parachute excise taxes under Section 4999 of the Internal Revenue Code. The Management Continuity Agreement also provides that any incentive-based compensation or award Ms. Liles receives will be subject to clawback by the Company as may be required by applicable law or stock exchange listing requirement and on such basis as determined by the Company’s Board of Directors.

The Company also increased Ms. Liles’s annual base salary to $375,000, subject to annual adjustment.

The foregoing description of the terms and conditions of the Management Continuity Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Management Continuity Agreement, the form of which has been previously filed by the Company and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1

Form of Management Continuity Agreement executed May 11, 2026 between Virginia National Bankshares Corporation and Cathy W. Liles (incorporated by reference to Exhibit 10.3 to Virginia National Bankshares Corporation’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 28, 2025).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRGINIA NATIONAL BANKSHARES CORPORATION

Date:	May 15, 2026	By:	/s/ Glenn W. Rust
Glenn W. Rust President and Chief Executive Officer